Exhibit 99.1

First Tracks Biotherapeutics Announces Second Quarter 2026 Financial Results and Provides Business Update

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Completed enrollment for Cohort 1 (gluten challenge) of Phase 1b ANB033 trial in celiac disease (CeD); top-line Cohort 1 data reaffirmed for Q4 2026
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Cohort 2 (mucosal healing) enhanced to enroll up to 40 patients including those with a broad range of histologic (Vh:Cd ratio ≤ 2.5) and symptom severity to further inform future development; top-line Cohort 2 data anticipated in Q1 2027
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U.S. FDA granted Fast Track designation for ANB033 for the treatment of CeD
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Enrollment ongoing for Phase 1b ANB033 trial in eosinophilic esophagitis (EoE); top-line data anticipated in Q3 2027
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Reiterating cash-runway into Q2 2028, including the expansion of ANB033 into two additional indications in H1 2027

SAN DIEGO, CA — Aug. 12, 2026 — First Tracks Biotherapeutics, Inc. (Nasdaq: TRAX), a clinical-stage biotechnology company advancing antibody therapeutics that modulate immune pathways implicated in autoimmune and inflammatory diseases, today reported financial results for the second quarter ended June 30, 2026, and provided a business update.

“First Tracks continues to execute against a broad development strategy for our potentially best-in-class CD122 antagonist, ANB033, and anticipates treating patients across four indications in 2027. We believe ANB033 is uniquely positioned to deliver differentiated clinical and biological outcomes across multiple immune-mediated diseases,” said Daniel Faga, president and chief executive officer. “In celiac disease, FDA’s Fast Track designation for ANB033 underscores both the urgency of the significant unmet need for patients and the potential of this program. We will report top-line data from Cohort 1 of the Phase 1b trial in Q4 2026, evaluating ANB033's potential to prevent gluten-induced mucosal injury. Cohort 2 of this study is enrolling patients with disease across a wide range of histologic and symptom severity at baseline with the goal of generating deeper insights into timing to mucosal healing and disease biology. We anticipate reporting these data in Q1 2027, followed by top-line data from our Phase 1b trial of ANB033 in eosinophilic esophagitis in Q3 2027.”

ANB033 (CD122 antagonist)

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Phase 1b trial in celiac disease ongoing
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U.S. FDA granted Fast Track designation to ANB033 for the treatment of people with CeD on a gluten-free diet
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70-patient trial assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1) across two different cohorts
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Cohort 1 (n=30) is a gluten-challenge study to assess the prevention of mucosal damage through six weeks
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Top-line Cohort 1 data reaffirmed for Q4 2026
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Cohort 2 (n=40) assesses the possibility of mucosal healing through 12 weeks

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Cohort enhanced to enroll up to 40 patients including those with a broad range of histologic (Vh:Cd ratio ≤ 2.5) and symptom severity to further inform future development
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Enrollment ongoing with top-line Cohort 2 data anticipated in Q1 2027
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Phase 1b trial in EoE ongoing
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50-patient cohort assessing one dose level of subcutaneously administered ANB033 vs. placebo (randomized 1:1) through 12 weeks
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Top-line Phase 1b data anticipated in Q3 2027
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Plan to initiate Phase 2 trials in two additional indications in H1 2027

ANB101 (BDCA2 modulator)

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Phase 1a trial in healthy volunteers completed
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Currently evaluating potential development approach informed by clinical and translational evidence, as well as competitor registrational data in systemic lupus erythematosus (SLE) and cutaneous lupus erythematosus (CLE) anticipated in Q4 2026 and early 2027, respectively

Rosnilimab (Pathogenic T cell depleter)

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Currently assessing ROE-maximizing strategic options to progress the potential development of rosnilimab in rheumatoid arthritis (RA) and other indications

Second Quarter 2026 Financial Results

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The separation of AnaptysBio and First Tracks Biotherapeutics was completed on April 20, 2026. As a result, from January 1, 2026 to April 19, 2026 and the three and six months ended June 30, 2025, the financial results include assets, liabilities and expenses related to both companies. The combined financial statements reflect allocations of certain expenses from the financial statements of Anaptys including research and development expenses and administrative expenses. These allocations include, but are not limited to, executive management, employee compensation and benefits, facilities and operations, information technology, business development, financial services (such as accounting, audit, and tax), legal, insurance and stock-based compensation.
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Cash, cash equivalents and investments totaled $168.0 million as of June 30, 2026.
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Research and development expenses were $25.6 million and $59.6 million for the three and six months ended June 30, 2026, compared to $39.3 million and $80.7 million for the three and six months ended June 30, 2025. The decrease for the three and six months ended June 30, 2026 was primarily due to decreased development costs for rosnilimab and ANB032 offset by increased costs relating to the Phase 1 trials for ANB033.
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General and administrative expenses were $9.3 million and $28.1 million for the three and six months ended June 30, 2026, compared to $6.6 million and $16.4 for the three and six months ended June 30, 2025. The increase was due primarily to the allocation of legal costs for the separation of the company.
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Net loss was $33.4 million and $83.9 million for the three and six months ended June 30, 2026, or a net loss per share of $0.95 and $2.40, compared to a net loss of $42.4 million and $89.6 million for the three and six months ended June 30, 2025, or a net loss per share of $1.47 and $3.02.

About First Tracks Biotherapeutics

First Tracks Biotherapeutics is a clinical stage biotechnology company advancing antibody therapies that modulate immune pathways implicated in autoimmune and inflammatory diseases. Its pipeline includes ANB033, a CD122 antagonist in development for celiac disease and eosinophilic esophagitis; rosnilimab, a pathogenic T cell depleter in development for rheumatoid arthritis; and ANB101, a BDCA2 modulator. To learn more, visit www.FirstTracksBio.com or follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from the Company’s clinical trials, including initial data from ANB033's Phase 1b clinical trial in celiac disease and initial data from ANB033's Phase 1b clinical trial in eosinophilic esophagitis; potential benefits, efficacy, and safety profile of the Company’s product candidates and the Company’s projected cash runway. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Nick Montemarano

Vice President, Investor Relations

858.732.0178

investors@firsttracksbio.com

First Tracks Biotherapeutics, Inc.

Balance Sheets

(in thousands, except share and par value)

(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$168,018	$238,196
Short-term investments	—	73,442
Prepaid expenses and other current assets	9,727	4,762
Total current assets	177,745	316,400
Property and equipment, net	1,071	1,370
Operating lease right-of-use assets	4,324	12,519
Other long-term assets	—	256
Total assets	$183,140	$330,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,553	$3,111
Accrued expenses	7,458	25,832
Current portion of operating lease liability	2,436	2,080
Total current liabilities	12,447	31,023
Operating lease liability, net of current portion	1,897	12,032
Stockholders’ equity:
Preferred stock $0.001 par value, 10,000,000 shares authorized and no shares outstanding at June 30, 2026	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized and 35,390,679 shares issued and outstanding at June 30, 2026 and 100 shares authorized and no shares, issued or outstanding at December 31, 2025	35	—
Additional paid-in capital	193,337	—
Accumulated other comprehensive loss	—	(24)
Accumulated deficit	(24,576)	—
Net former parent investment	—	287,514
Total stockholders’ equity	168,796	287,490
Total liabilities and stockholders’ equity	$183,140	$330,545

First Tracks Biotherapeutics, Inc.

Statements of Operations and Comprehensive Loss

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	25,644	39,272	59,599	80,737
General and administrative	9,293	6,626	28,149	16,441
Total operating expenses	34,937	45,898	87,748	97,178
Loss from operations	(34,937)	(45,898)	(87,748)	(97,178)
Other income (expense), net:
Interest income	1,564	3,466	3,892	7,557
Other expense, net	(1)	(13)	(2)	(20)
Total other income (expense), net	1,563	3,453	3,890	7,537
Net loss	(33,374)	(42,445)	(83,858)	(89,641)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	146	(167)	24	(311)
Comprehensive loss	$(33,228)	$(42,612)	$(83,834)	$(89,952)
Net loss per common share:
Basic and diluted	$(0.95)	$(1.47)	$(2.40)	$(3.02)
Weighted-average number of shares outstanding:
Basic and diluted	35,003	28,810	35,003	29,722